EXHIBIT 99.1
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                            ASSET PURCHASE AGREEMENT


                                 by and between


                              FAB INDUSTRIES, INC.

                                       and

                          SSJJJ MANUFACTURING CO., LLC



                       ___________________________________

                            Dated as of May 26, 2005

                       ___________________________________





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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS..........................................................2
         1.1        Defined Terms..............................................2
         1.2        Interpretation.............................................8

ARTICLE II PURCHASE AND SALE OF THE BUSINESS...................................9
         2.1        Agreement to Sell and Buy..................................9
         2.2        Excluded Assets...........................................10
         2.3        Purchase Price............................................11
         2.4        Payment of Cash Purchase Price............................11
         2.5        Assumption of Liabilities and Obligations.................11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER......................13
         3.1        Organization, Standing and Authority......................13
         3.2        Authorization and Binding Obligation......................13
         3.3        Governmental Authorization................................13
         3.4        Noncontravention..........................................13
         3.5        Third-Party Claims........................................13
         3.6        No Broker.................................................14
         3.7        No Additional Representations.............................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER........................15
         4.1        Organization, Standing and Authority......................15
         4.2        Authorization and Binding Obligation......................15
         4.3        Governmental Authorization................................15
         4.4        Noncontravention..........................................15
         4.5        Third-Party Claims........................................15
         4.6        No Broker.................................................16
         4.7        Capitalization............................................16
         4.8        Sufficient Funds..........................................16
         4.9        Buyer's Reliance..........................................16

ARTICLE V EMPLOYEE MATTERS....................................................16
         5.1        Employees.................................................16
         5.2        Benefit Plans.............................................17
         5.3        Payroll Taxes.............................................19

ARTICLE VI TAX MATTERS........................................................19
         6.1        Allocation of Purchase Price..............................19
         6.2        Transfer Taxes............................................19

ARTICLE VII COVENANTS AND AGREEMENTS..........................................19
         7.1        Conduct of the Business...................................19
         7.2        No Solicitation...........................................20


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         7.3        Directors' and Officers' Indemnification and Insurance....22
         7.4        Publicity; Confidentiality................................22
         7.5        Fees and Expenses.........................................23
         7.6        Efforts...................................................23
         7.7         Dissolution..............................................24
         7.8        Bulk Sales Laws...........................................24
         7.9        Buyer Restricted Payments.................................24

ARTICLE VIII CONDITIONS TO CLOSING............................................25
         8.1        Conditions to the Obligation of the Seller to Close.......25
         8.2        Conditions to Obligation of the Buyer to Close............26

ARTICLE IX CLOSING AND CLOSING DELIVERIES.....................................26
         9.1        Closing...................................................26
         9.2        Deliveries by the Seller..................................27
         9.3        Deliveries by Buyer.......................................28

ARTICLE X TERMINATION OF AGREEMENT............................................28
         10.1       Termination...............................................28
         10.2       Notice of Termination.....................................29
         10.3       Effect of Termination.....................................29
         10.4       Expenses Following Termination............................29

ARTICLE XI MISCELLANEOUS......................................................30
         11.1       Nonsurvival of Representations, Warranties, Covenants
                    and Agreements............................................30
         11.2       Indemnification by Buyer..................................31
         11.3       Procedures Relating to Indemnification....................31
         11.4       Notices...................................................33
         11.5       Successors and Assigns; Third Party Beneficiaries.........33
         11.6       Amendment and Waiver......................................34
         11.7       Counterparts..............................................34
         11.8       Headings..................................................34
         11.9       GOVERNING LAW.............................................34
         11.10      Consent to Jurisdiction and Service of Process............34
         11.11      WAIVER OF JURY TRIAL......................................35
         11.12      Severability..............................................35
         11.13      Entire Agreement..........................................35



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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of May 26, 2005 (this "AGREEMENT"), by and between FAB INDUSTRIES, INC., a Delaware corporation (the "SELLER"), and SSJJJ MANUFACTURING CO., LLC, a Delaware limited liability company (the "BUYER").

         WHEREAS, the Seller and the Seller Subsidiaries (as defined herein) own and operate a textile manufacturing business that produces warp and circular knit fabrics, raschel laces and laminated fabrics and makes, among other products, blankets, sheets and other bedding products (the "BUSINESS");

         WHEREAS, on March 1, 2002, the Seller's board of directors (the "SELLER BOARD") approved a Plan of Liquidation and Dissolution of the Seller (the "DISSOLUTION PLAN");

         WHEREAS, the Dissolution Plan was approved by the stockholders of the Seller at the Company's annual meeting on May 30, 2002 and, pursuant to the Dissolution Plan, if the Seller is not liquidated and dissolved by May 30, 2005 (the "LIQUIDATION DATE"), all the assets and liabilities of the Seller will be transferred on the Liquidation Date to, and assumed by, one or more trustees (the "TRUSTEES"), for the benefit of the stockholders of the Seller, under an irrevocable liquidating trust formed under the laws of the State of Delaware (the "TRUST");

         WHEREAS, pursuant to certain Bidding Procedures of a special committee of the Seller Board (the "SPECIAL COMMITTEE") distributed to the Buyer on or about May 18, 2005 (the "BIDDING PROCEDURES"), on the date hereof, the Buyer delivered to the Seller a good faith deposit in the amount of $500,000 (the "GOOD FAITH DEPOSIT").

         WHEREAS, the Seller wishes to sell, convey, assign and otherwise transfer to the Buyer, and the Buyer wishes to purchase from the Seller, on a going concern basis and on an "as is, where is" basis, all of the Seller's assets (except the Excluded Assets (as defined herein)) and to assume all of the Seller's obligations and liabilities on the terms and conditions set forth in this Agreement;

         WHEREAS, as soon as practicable following the consummation of the transactions contemplated by this Agreement, the Seller or the Trust, as the case may be, intends to distribute all or a portion of the Retained Purchase Price Cash (as defined herein) to the Seller's stockholders in the form of a liquidation distribution; and

         WHEREAS, the Seller Board, based upon the unanimous favorable recommendation of the Special Committee, has (i) determined that the transactions contemplated herein are in the best interests of the Seller and
(ii) approved this Agreement and the transactions contemplated herein.


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         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "ACCOUNTS" has the meaning set forth in Section 2.1(o) of this Agreement.

         "ACQUISITION PROPOSAL" has the meaning set forth in Section 7.2(b) of this Agreement.

         "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "APPLICABLE LAW" means, as to any Person, any law, statute, ordinance, treaty, rule, regulation, code, right, privilege, qualification, license or franchise or determination enacted, adopted, promulgated or applied by an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties is subject or pertaining to any or all of the transactions contemplated herein.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement in a form reasonably satisfactory to the Buyer and Seller.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.5 of this Agreement.

         "BENEFIT PLAN" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Seller or the Seller Subsidiaries is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy or agreement whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement,


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program, policy, arrangement or payroll practice, whether or not subject to
ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) which the Seller or any Seller Subsidiary maintains or contributes to or in respect of which the Seller or any Seller Subsidiary has any obligation to maintain or contribute, or have any direct or indirect liability, whether contingent or otherwise, with respect to which any Employee or Former Employee has any present or future right to benefits.

         "BIDDING PROCEDURES" has the meaning set forth in the recitals to this Agreement.

         "BILL OF SALE" means a Bill of Sale in a form reasonably satisfactory to the Buyer and Seller.

         "BUSINESS" has the meaning set forth in the recitals to this Agreement.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

         "BUYER" has the meaning set forth in the preamble to this Agreement.

         "BUYER EXPENSES" has the meaning set forth in Section 10.4(b) of this Agreement.

         "BUYER RESTRICTED PAYMENTS" means any (i) dividend or other payment or distribution, direct or indirect, on account of any shares of any class of capital stock of the Buyer (including any payment in connection with any dissolution, liquidation, merger, consolidation or disposition involving the Buyer), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or other securities of the Buyer, or any rights to any class of capital stock or other securities of the Buyer or (iii) payment made to retire, or to obtain the surrender of, any warrants, options or other rights to acquire shares of any class of capital stock or other securities of the Buyer.

         "CASH PURCHASE PRICE" has the meaning set forth in Section 2.3 of this Agreement.

         "CLOSING" has the meaning set forth in Section 9.1 of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 9.1 of this Agreement.

         "COBRA" has the meaning set forth in Section 5.3(f) of this Agreement.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.


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         "CONTRACTS" means any written or oral agreement, arrangement, understanding, undertaking, lease, sublease, purchase order, instrument, indenture, or other Contractual Obligations or similar arrangement or commitment.

         "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any Contract to which such Person is a party or by which it or any of its assets or properties are contractually bound.

         "COURT" has the meaning set forth in Section 8.1(e) of this Agreement.

         "DISSOLUTION PLAN" has the meaning set forth in the recitals to this Agreement.

         "EMPLOYEE" has the meaning set forth in Section 5.1 of this Agreement.

         "ENVIRONMENTAL LAWS" means federal, state, foreign or local laws, regulations, codes, plans, orders, decrees, judgments, notices or demand letters relating to pollution, protection of the environment, public or worker health and safety, or emissions, discharges, releases or threatened releases of pollutants, noise, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, presence, production, labeling, testing, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "FAIRNESS OPINION" means the opinion received by the Seller from the Financial Advisor stating that the Buyer's offer is fair to the Seller's stockholders from a financial point of view.

         "FINANCIAL ADVISOR" means McFarland Dewey & Co., LLC, a qualified independent financial advisor retained by the Special Committee.

         "FORMER EMPLOYEE" means any person who, at any time prior to the Closing, was an employee of the Seller or any Seller Subsidiary, but who is not an Employee.

         "GOOD FAITH DEPOSIT" has the meaning set forth in the recitals to this Agreement.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to


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government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HIPAA" has the meaning set forth in Section 5.3(f) of this Agreement.

         "INDEMNIFICATION NOTICE" has the meaning set forth in Section 11.3(a) of this Agreement.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 7.3(a) of this Agreement

         "INDEMNITEE" has the meaning set forth in Section 11.3(a) of this Agreement.

         "LIQUIDATION DATE" has the meaning set forth in the recitals to this Agreement.

         "LOAN" means one or more loans to be made on or before the Closing Date from Samson Bitensky, or an Affiliate of his, to the Buyer in the aggregate principal amount of $4,000,000, which loan(s) (i) will be subordinate to the Assumed Liabilities, (ii) shall not be repaid or repayable, with respect to principal, under any circumstances prior to the third year anniversary of the Closing Date, (iii) shall bear interest at a rate no higher than that charged by commercial institutional lenders in New York, New York for loans to financially viable operating businesses and (iv) may be secured, subject to the aforesaid subordination, by certain assets of the Buyer and the outstanding shares of the Buyer's stock.

         "LOSING BIDDER" means any Person and that Person's Affiliates, other than the Buyer and the Buyer's Affiliates, which submitted, or was furnished with the Bidding Procedures by or on behalf of the Special Committee for the purpose of submitting, an Acquisition Proposal pursuant to the Bidding Procedures, which shall include for the avoidance of doubt Ladd Cap Partners, L.P., Salvatore Muoio and their respective Affiliates.

         "LOSSES" means any claim, loss, liability, damage, cost or expense (including interest, penalties, reasonable attorneys' fees, disbursements, including those incurred in connection with investigative, administrative or judicial proceedings commenced or threatened, whether or not such person shall be designated a party thereby and those incurred in connection with any claim for indemnity under this Agreement).

         "MEMORANDUM OF UNDERSTANDING" means that certain Memorandum of Understanding, dated as of the date hereof, relating to the Shareholder Litigation.

         "NEWCO" has the meaning set forth in Section 11.5.

         "NONTRANSFERABLE CONTRACTS" has the meaning set forth in Section 7.6
(b) of this Agreement.


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         "PARTY" means each of the Seller and the Buyer

         "PARTIES" means the Seller and the Buyer.

         "PBGC" has the meaning set forth in Section 7.1(c) of this Agreement.

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, limited liability partnership, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASED ASSETS" has the meaning as set forth in Section 2.1 of this Agreement.

         "REAL PROPERTY" has the meaning set forth in Section 2.1(d) of this Agreement.

         "RETAINED CASH" means an amount equal to the sum of the Retained Purchase Price Cash and the Retained Wind-Down Cash.

         "RETAINED PURCHASE PRICE CASH" has the meaning set forth in Section 2.2(a) of this Agreement.

         "RETAINED WIND-DOWN CASH" has the meaning set forth in Section 2.2(b) of this Agreement.

         "SELLER" has the meaning set forth in the preamble to this Agreement.

         "SELLER BOARD" has the meaning set forth in the recitals to this Agreement.

         "SELLER EXPENSES" means all out-of-pocket costs and expenses of the Seller (including in respect of the actions of the Special Committee) or the Trust incurred on or prior to the Closing in connection with the Dissolution Plan, the Shareholder Litigation, general corporate matters (including with respect to public filings and meetings of board of directors), this Agreement and the transactions contemplated hereby, including (i) all fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, (ii) all fees and expenses of McFarland Dewey & Co., LLC (iii) all fees and expenses of Fish & Richardson P.C., (iv) fees and expenses of BDO Seidman, (v) all fees and expenses of Richards, Layton & Finger and (vi) all fees and expenses of Morris, Nichols, Arsht & Tunnell.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 11.2 of this Agreement.

         "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section 11.2 of this Agreement.


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         "SELLER RESTRICTED PAYMENTS" means any (i) dividend or other payment or distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller (including any payment in connection with any dissolution, liquidation, merger, consolidation or disposition involving the Seller), (ii) issuance of any class of capital stock of the Seller or other securities of the Seller or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or other securities of the Seller, or any rights to any class of capital stock or other securities of the Seller or (iii) payment made to retire, or to obtain the surrender of, any warrants, options or other rights to acquire shares of any class of capital stock or other securities of the Seller.

         "SELLER SUBSIDIARY" means each of (i) Adirondack Knitting Mills, Inc., a New York corporation, (ii) Fab-Lace, Inc., a New York corporation, (iii) GEM Urethane Corp., a New York corporation, (iv) Lamatronics Industries, Inc., a New York corporation, (v) Mohican Mills, Inc., a New York corporation, (vi) Salisbury Manufacturing Corp., a North Carolina corporation, (vii) Sandel International, Inc., a New York corporation, (viii) SMS Textiles, Inc., a Delaware corporation and (ix) Travis Knits, Inc., a North Carolina corporation.

         "SELLER SUBSIDIARY STOCK" means the capital stock of each Seller Subsidiary.

         "SHAREHOLDER LITIGATION" means those two putative class action lawsuits styled BELANGER V. FAB INDUSTRIES, INC., et al., C.A. No. 054-N and LEVY V. BITENSKY, ET AL., filed by stockholders of the Seller.

         "SPECIAL COMMITTEE" has the meaning set forth in the recitals to this Agreement.

         "SUBSIDIARY" means with respect to any Person, a corporation or other Person of which such Person either (i) owns, directly or indirectly, 50% or more of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest, (ii) in the case of a partnership, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

         "SUPERIOR PROPOSAL" has the meaning set forth in Section 7.2(f) of this Agreement.

         "TAX OR TAXES" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and
(y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp,


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occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in clause (i) above.

         "TERMINATION FEE" has the meaning set forth in Section 10.4(b) of this Agreement.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 11.3(a) of this Agreement.

         "TITLE IV PLAN" has the meaning set forth in Section 7.1(c) of this Agreement.

         "TRADEMARK ASSIGNMENT AGREEMENT" means a Trademark Assignment Agreement in a form reasonably satisfactory to the Buyer and Seller.

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Trademark Assignment Agreement and any ancillary documents, schedules and agreements executed in connection with, or required to be delivered by, this Agreement.

         "TRANSFERRED EMPLOYEE" has the meaning set forth in Section 5.1 of this Agreement.

         "TRUST" has the meaning set forth in the recitals to this Agreement.

         "TRUST ASSUMPTION AGREEMENT" has the meaning set forth in Section 7.7 of this Agreement.

         "TRUSTEES" has the meaning set forth in the recitals to this Agreement.

         "WARN" has the meaning set forth in Section 5.2(e) of this Agreement.

         1.2     INTERPRETATION.

                 (a) Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.

                 (b) When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                 (c) "Hereof," "hereto," "hereunder," "herein," and similar expressions mean and refer to this Agreement and not to any particular article or Section or subsection, and "Article," "Section," "subsection," "paragraph," "Schedule," or "Exhibit," mean and refer to the specified Article, Section, subsection, paragraph of, Schedule or Exhibit to this Agreement.


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                 (d)    Unless the context otherwise requires, the words
"include," "includes," and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."


                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

         2.1 AGREEMENT TO SELL AND BUY. Upon the terms and subject to the conditions of this Agreement, at the Closing and with effect as of the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall acquire from the Seller, on a going concern basis and on an "as is, where is" basis, all of the right, title and interest of the Seller in and to all of the assets, properties, rights and business of the Seller as of the Closing Date of every kind, nature, type and description, real, personal and mixed, tangible and intangible, wherever located, whether known or unknown, fixed or unfixed, or otherwise, whether or not specifically referred to in this Agreement and whether or not reflected on the books and records of the Seller, other than the Excluded Assets (collectively, the "PURCHASED ASSETS"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                 (a)    all accounts receivable of the Seller;

                 (b) all inventories, finished goods, trim, work-in-process, components, raw materials and any other inventory;

                 (c) all rights under all Contracts to which the Seller is a party or may be bound or receives benefits or by which the Purchased Assets may be affected or receive benefits;

                 (d) all rights, title and interest in and to all the real property owned and/or leased by the Seller (the "REAL PROPERTY");

                 (e) all assets, furniture, fixtures and property located on the Real Property, of every kind and nature and description, whether tangible or intangible, real, personal or mixed;

                 (f) all licenses, registrations, franchises, qualifications, provider numbers, permits, approvals and authorizations issued by any Governmental Authority;

                 (g) all lists, documents, records, written information, computer files and other computer readable media concerning past, present and potential customers and purchasers of goods or services from the Seller;


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                 (h)    all lists, documents, records, written information,
computer files and other computer readable media concerning past, present and potential suppliers and vendors of goods or services to the Seller;

                 (i) all product records, customer correspondence, production records, contract files, technical, accounting, manufacturing and procedural manuals, employment records, studies, reports or summaries relating to the general condition of the Purchased Assets, and any confidential information which has been reduced to writing or electronic form;

                 (j) all rights under express or implied warranties from the suppliers and vendors relating to the Purchased Assets and all rights, demands, claims, credit, insurance casualty proceeds, causes of action, relating to the Purchased Assets;

                 (k) all unfilled orders or proposals received for inventory or merchandise of the Seller;

                 (l) all intellectual property (including the goodwill associated therewith) of the Seller and all trade secrets, designs, prototypes, patterns and other design materials owned or used by the Seller;

                 (m) all ownership or other rights of the Seller with respect to assets relating to any Benefit Plan (to the extent not prohibited by the PBGC) and any other liability or obligation assumed by the Buyer pursuant to
Article V (Employee Matters);

                 (n)    the Seller Subsidiary Stock;

                 (o) all rights of the Seller under the bank accounts and investment accounts listed on SCHEDULE 2.1(O) (the "ACCOUNTS"), other than the Retained Cash in the Accounts; and

                 (p) all rights, claims and causes of action of the Seller relating to the assets referred to in any of the preceding clauses (a) through
(o) of this Section 2.1.

         2.2 EXCLUDED ASSETS. The Seller shall retain its respective right, title and interest in and to, and the Buyer shall have no rights with respect to, the following assets (collectively, the "EXCLUDED ASSETS"):

                 (a) an amount of cash in the Accounts equal to $16,427,347, which amount includes the Good Faith Deposit (collectively, the "RETAINED PURCHASE PRICE CASH");

                 (b) an amount of cash in the Accounts equal to $200,000 to be used by Seller or the Trust to pay the costs, expenses and other obligations pursuant to the Dissolution Plan following the Closing of the transaction contemplated by this Agreement (the "RETAINED WIND-DOWN CASH");


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                 (c)    the articles of incorporation and by-laws of the Seller
and all corporate minute books, stock books, corporate seals, stock transfer books, and other corporate records relating to the corporate organization and capitalization of the Seller, as well as books and records required by any Applicable Law in connection with the final liquidation of the Seller (provided that Seller shall provide to the Buyer copies of all such documents that the Buyer may reasonably request); and

                 (d) all rights of the Seller under the Transaction Documents and the Dissolution Plan.

         2.3 PURCHASE PRICE. The purchase price for the Purchased Assets shall be an amount equal to $16,427,347 (the "CASH PURCHASE PRICE") plus the assumption by the Buyer of the Assumed Liabilities.

         2.4 PAYMENT OF CASH PURCHASE PRICE. The Cash Purchase Price shall be paid by the Buyer to the Seller by having the Seller retain the Retained Purchase Price Cash in an amount equal to the Cash Purchase Price (it being understood and agreed that by the Seller retaining such amount, the Good Faith Deposit will have been credited and applied to the Cash Purchase Price); PROVIDED that if, at Closing, the actual amount of cash in the Accounts (after deducting the Retained Wind-Down Cash and the Seller Expenses) is less than the Cash Purchase Price, then the Buyer shall pay the shortfall to the Seller in cash at Closing by wire transfer of immediately available funds to an account designated by Seller.

         2.5 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. Upon the terms and subject to the conditions of this Agreement, in partial consideration of the transfer, conveyance and assignment to the Buyer of the Purchased Assets pursuant to the Assignment and Assumption Agreement, at the Closing, the Buyer shall assume, pay, perform and discharge all of the obligations and liabilities of the Seller and each Seller Subsidiary, direct or indirect, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether arising on or prior to the Closing Date or on or after the Closing Date (collectively, the "ASSUMED LIABILITIES") and the Buyer shall defend and hold the Seller harmless with respect to the Assumed Liabilities. For the avoidance of doubt, the term Assumed Liabilities includes all liabilities and obligations of the Seller and each Seller Subsidiary (including liabilities and obligations imposed by operation of law) other than to costs and expenses of liquidating the Seller after the Closing pursuant to the Dissolution Plan (which are not being assumed hereunder by the Buyer). Without limiting the generality of the foregoing, the Assumed Liabilities shall include the following obligations and liabilities of the Seller and each Seller Subsidiary:

                 (a) any liability or obligation of the Seller and each Seller Subsidiary arising out of or in connection with the negotiation and preparation of any of the Transaction Documents or the consummation and performance of the transactions contemplated hereby, including any liability for Taxes so arising;

                 (b) any liability or obligation under the Contractual Obligations of the Seller and each Seller Subsidiary;

                 (c) any liability or obligation of the Seller and each Seller Subsidiary arising (i) from its failure to perform, or its negligent performance of, its obligations under, or (ii) out of or relating to any breach or claim of breach of a representation, warranty, covenant or agreement of the Seller and each Seller Subsidiary contained in, any Contractual Obligation of the Seller and each Seller Subsidiary, as the case may be;

                 (d) any liability, obligation or expense of any kind or nature for or relating to any and all past, present or future Taxes owed by the Seller and each Seller Subsidiary or otherwise (including any liabilities, obligations and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement);

                 (e) any liability or obligation of the Seller and each Seller Subsidiary to any of its present or former directors or officers;

                 (f) any liability, obligation, cost or expense of the Seller, each Seller Subsidiary or any of their Affiliates arising out of or relating to any claim, action, suit, complaint, dispute, demand, litigation or judicial, administrative or arbitration proceeding (collectively, "LITIGATION") to which the Seller or any Seller Subsidiary is or was a party (regardless of whether the Litigation is commenced before or after the Closing and whether or not it relates to or arises out of the Business), including the Shareholder Litigation;

                 (g) any liability or obligation of the Seller and each Seller Subsidiary with respect to any indebtedness or contingent obligations, including any accrued interest, fees and any penalties thereon;

                 (h) any liability or obligation of the Seller and each Seller Subsidiary to or with respect to Employees, Former Employees, consultants and former consultants, Benefit Plans and other employee and employment-related liabilities or obligations with respect to the Business, including, without limitation, any liability or obligation under any employment agreement (including the Employment Agreement dated March 1, 1993 by and between the Seller and Samson Bitensky, as amended) or any other similar agreement, and any liability or obligation assumed by the Buyer in accordance with Article V (Employee Matters);

                 (i) any accounts payable of the Seller and each Seller Subsidiary;

                 (j) any product liability or product warranty with respect to any product manufactured, produced or sold by the Seller (or any successor thereof) and each Seller Subsidiary (or any successor thereof); or

                 (k) any liability or obligation of the Seller and each Seller Subsidiary arising out of or relating to any Environmental Laws.

The Buyer's obligation to assume and discharge the Assumed Liabilities shall not be subject to offset of any kind, including by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer on the date hereof and on the Closing Date as follows:

         3.1 ORGANIZATION, STANDING AND AUTHORITY. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite power, legal right and corporate authority to execute and deliver each Transaction Document to which it is a party, and to perform fully its obligations under the Transaction Documents to which it is a party. The Seller (a) has all requisite corporate power and lawful authority to own, lease and operate the Business and its assets and (b) is qualified to transact business and is in good standing in each jurisdiction in which the nature of the Business or location of its assets would require such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the conduct of the Business following the Closing.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. Each of the Transaction Documents to which the Seller is a party has been duly authorized by all necessary action on the part of the Seller. Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller and, assuming the due execution and delivery by the other parties hereto and thereto, is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         3.3 GOVERNMENTAL AUTHORIZATION. No approval or consent of any Governmental Authority is required in connection with the execution and delivery by the Seller of the Transaction Documents and the consummation and performance by the Seller of the transactions contemplated by the Transaction Documents.

         3.4 NONCONTRAVENTION. The execution and delivery of the Transaction Documents by the Seller and the performance by the Seller of the transactions contemplated by the Transaction Documents: (a) will not conflict with the Seller's organizational documents; or (b) will not conflict with, result in a breach of, or constitute a default under any Applicable Law.

         3.5 THIRD-PARTY CLAIMS. As of the date hereof, other than the Shareholder Litigation, there is no dispute, action, suit, proceeding or investigation of any nature pending or, to the Seller's knowledge, threatened against or affecting the Seller or any of its Affiliates that, in the aggregate, challenges the validity, legality or enforceability of this Agreement or would be reasonably likely to prevent, delay or impair the transactions contemplated hereby.

         3.6 NO BROKER. Other than payments to the Financial Advisor, neither the Seller nor any Person acting on behalf of the Seller has paid or become obligated to pay any fee or commission to any broker, finder or agent with respect to the transactions contemplated hereby.

         3.7 NO ADDITIONAL REPRESENTATIONS. THE BUYER HEREBY ACKNOWLEDGES THAT NEITHER THE SELLER, NOR ANY OTHER PERSON, HAS MADE OR IS MAKING, AND THE BUYER HAS NOT RELIED ON, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTERS, DIRECTLY OR INDIRECTLY CONCERNING THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, INCLUDING BUT NOT LIMITED TO, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALUE OR CONDITION AND THAT ALL OF THE PURCHASED ASSETS (A) ARE SOLD TO THE BUYER ON AN "AS IS, WHERE IS" CONDITION, WITHOUT RECOURSE AND (B) IN ALL CASES ARE SOLD WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR COLLECTABILITY WITH RESPECT TO THE PURCHASED ASSETS, OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3.1, 3.2, 3.3, 3.4, 3.5 AND 3.6, WHICH REPRESENTATIONS SHALL NOT SURVIVE THE CLOSING.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller on the date hereof and on the Closing Date as follows:

         4.1 ORGANIZATION, STANDING AND AUTHORITY. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power, legal right and authority to execute and deliver each Transaction Document to which it is a party, and to perform fully its obligations under the Transaction Documents to which it is a party. The Buyer (a) has all requisite power and lawful authority to own, lease and operate the Business and Purchased Assets and to satisfy the Assumed Liabilities and to carry on the Business and (b) is qualified to transact business and is in good standing in each jurisdiction in which the nature of the Business or location of the Purchased Assets requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the conduct of the Business following the Closing.

         4.2 AUTHORIZATION AND BINDING OBLIGATION. Each of the Transaction Documents to which the Buyer is a party has been duly authorized by all necessary action on the part of the Buyer. Each of the Transaction Documents to which the Buyer is a party has been duly executed and delivered by the Buyer and, assuming the due execution and delivery by the other parties hereto and thereto, is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         4.3 GOVERNMENTAL AUTHORIZATION. No approval or consent of any Governmental Authority is required in connection with the execution and delivery by the Buyer of the Transaction Documents and the consummation and performance by the Buyer of the transactions contemplated by the Transaction Documents.

         4.4 NONCONTRAVENTION. The execution and delivery of the Transaction Documents by the Buyer and the performance by the Buyer of the transactions contemplated by the Transaction Documents: (a) do not require the consent of any other Person; (b) will not conflict with the Buyer's organizational documents; or (c) will not conflict with, result in a breach of, or constitute a default under, any Applicable Law.

         4.5 THIRD-PARTY CLAIMS. Other than the Shareholder Litigation, there is no dispute, action, suit, proceeding or investigation of any nature pending or, to the Buyer's knowledge, threatened against or affecting the Buyer or any of its Affiliates that, in the aggregate, challenges the validity, legality or enforceability of this Agreement or would be reasonably likely to prevent, delay or impair the transactions contemplated hereby.

         4.6 NO BROKER. Neither the Buyer nor any Person acting on behalf of the Buyer has paid or become obligated to pay any fee or commission to any broker, finder or agent with respect to the transactions contemplated hereby.

         4.7 CAPITALIZATION. The sole members of the Buyer are Steven Myers and Samuel Hiatt. On or prior to the Closing Date, the proceeds of the Loan shall be credited to a bank account of the Buyer.

         4.8 SUFFICIENT FUNDS. On the Closing Date, the Buyer will have sufficient cash, including the proceeds of the Loan, to enable it to satisfy the Assumed Liabilities as the come due in accordance with their terms. The Buyer will have sufficient liquidity following the Closing and for the duration of any applicable statute of limitations governing each of the Assumed Liabilities to discharge the Assumed Liabilities as they come due and in accordance with their terms.

         4.9 BUYER'S RELIANCE. The Buyer acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, contracts, insurance policies (or summaries thereof) and other properties and assets of the Seller or the Seller Subsidiaries that their respective representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Seller to discuss the Business. The Buyer acknowledges that the Seller has not made and the Buyer is not relying on any representation or warranty, expressed or implied (except for those representations and warranties set forth in the Trust Assumption Agreement and in Sections 3.1 through 3.6), as to the accuracy or completeness of any information regarding the Seller and the Seller Subsidiaries furnished or made available to the Buyer and its representatives and neither the Seller, or any other Person (including any officer or director of the Seller or any Seller Subsidiary) shall have or be subject to any liability to the Buyer, or any other Person, resulting from the sale of the Purchased Assets or the Business, or the Buyer's use of any such information and any information, documents or material made available to the Buyer in any "data rooms," due diligence or in any other form in expectation of the transactions contemplated hereby.


                                   ARTICLE V
                                EMPLOYEE MATTERS

         5.1 EMPLOYEES. Effective as of the Closing, the Buyer shall offer to employ all employees of the Seller and each Seller Subsidiary who, on the Closing Date, are employed by the Seller or any Seller Subsidiary, including those who are absent from employment as of the Closing Date due to illness, injury, military service or mobilization, or other authorized absence (each an "EMPLOYEE"). Such offer shall include wages and other compensation and benefits of the types provided to such employee immediately prior to the Closing Date that are no less favorable in the aggregate to each Employee than the wages, other compensation and benefits provided to each such Employee as in effect immediately prior to the Closing Date. Employees who do not specifically reject such offers of employment from the Buyer shall be deemed to have accepted such offers and shall commence employment with the Buyer immediately upon the Closing and shall be deemed, for all purposes consistent with Applicable Law and, except as otherwise expressly provided herein, such commencement of employment with the Buyer shall be deemed to have occurred with no interruption or break in service and no termination of employment. Employees whose employment so commences with the Buyer upon the Closing are referred to herein as "TRANSFERRED EMPLOYEES."

         5.2 BENEFIT PLANS. (a) Unless otherwise prohibited by the PBGC, the sponsorship of each Benefit Plan, and including any trust or other funding mechanism in respect of each such Benefit Plan, shall be transferred to the Buyer or, at the election of the Buyer, to a Subsidiary or Affiliate of the Buyer on and effective as of the Closing Date. In connection with such transfer and as of the Closing Date, the Buyer and its Subsidiaries and Affiliates shall assume and indemnify and hold the Seller Indemnified Parties harmless from and against, all liabilities and obligations of the Seller Indemnified Parties under each Benefit Plan, and the Seller Indemnified Parties shall not have any further liability or obligation to Employees, Former Employees or their respective dependents or to the Buyer or any Subsidiary or Affiliate of the Buyer in respect of (i) each such Benefit Plan, (ii) benefits under any Benefit Plan accrued or payable prior to, on or after the Closing, and (iii) any other liability or obligation with respect to claims or damages to which any of the Seller Indemnified Parties may become obligated in respect of any Employee or Former Employee (and the Buyer shall indemnify and hold the Seller Indemnified Parties harmless from all such benefits, liabilities and obligations).

                 (b) Service by Transferred Employees with the Seller or any Seller Subsidiary shall be recognized under the Benefit Plans transferred to the Buyer, and all similar plans of the Buyer in which Transferred Employees may participate following the Closing, and any benefit plans, programs, policies or arrangements sponsored, maintained or contributed to the Buyer or any of its Subsidiaries or Affiliates in which any Transferred Employees are eligible to participate on or after the Closing Date (the "BUYER BENEFIT PLANS") for all purposes, including but not limited to participation, coverage, vesting and level of benefits, as applicable. The Buyer shall waive or cause its insurance carriers to waive all limitations as to pre-existing conditions, if any, with respect to participation and coverage requirements applicable to Transferred Employees or their covered dependents under the Benefit Plans and the Buyer Benefit Plans, as applicable.

                 (c) The Buyer shall cause each Transferred Employee to be provided with credit for any co-payments and deductibles paid prior to the Closing Date and during the calendar year in which the Closing Date occurs under any Benefit Plan transferred to the Buyer, and in all similar plans of the Buyer in which Transferred Employees may participate following the Closing, in satisfying any applicable deductible or out-of-pocket requirements for such calendar year.

                 (d) The Buyer shall recognize all vacation, sick leave and paid time off accrued by each Transferred Employee but unused as of the Closing Date.

                 (e) From and after the Closing Date, the Buyer assumes responsibility for compliance with, as well as any liability which may exist or arise out of, the Workers Adjustment and Retraining Notification Act, P.L. 100-379 and any similar state or local law ("WARN") with respect to any Employee or Former Employee whether terminated prior to, on or after the Closing.

                 (f) As of and following the Closing Date, the Buyer shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608 ("COBRA"), the certificate of credible coverage requirements of the health insurance portability and accountability requirements for "group health plans" under the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder ("HIPAA"), including privacy regulations and the corresponding provisions of any applicable Benefit Plans that are health plans, all with respect to Former Employees and their covered dependents, in each case who incur a COBRA qualifying event or loss of coverage under any Benefit Plan at any time on or before the Closing. In addition to the foregoing, as of the Closing, the Buyer shall be solely responsible for compliance with COBRA and HIPAA with respect to all Employees, and their respective spouses and dependents for whom a qualifying event occurs on or after the Closing. The Buyer shall indemnify and hold the Seller Indemnified Parties harmless for any loss as a result of any liability incurred by the Seller and its Affiliates in respect of any of the obligations of the Buyer described in this Section 5.2 (f) related to the administration of and disbursement of COBRA benefits and HIPAA certificates.

                 (g) Nothing herein shall preclude the Buyer from amending or terminating any specific plan, program or arrangements to the extent permitted by Applicable Law.

                 (h) Without limiting the foregoing, the Buyer shall (i) honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each Employee arising under the terms of any employment, consulting, retention, severance, change-of-control or similar agreement, in accordance with the terms thereof in effect on the Closing Date;
(ii) assume, honor and be solely responsible for paying, providing or satisfying when due all compensation (including salary, wages, commissions, bonuses, incentive compensation, overtime, premium pay and shift differentials), benefits and benefit claims, severance and termination pay, notice and benefits under all Applicable Law and under any plan, policy practice or agreement and all other liabilities, including any severance, change of control or retention liabilities or obligations, in each case accruing, incurring, or arising as a result of employment or separation from employment with the Seller or any Seller Subsidiary at any time. The Buyer shall indemnify and hold the Seller Indemnified Parties harmless from any losses arising out of or related to the obligations of the Buyer under this Section 5.2(h).

         5.3 PAYROLL TAXES. For purposes of payroll taxes with respect to Transferred Employees, the Buyer and the Seller shall treat the transaction contemplated by this Agreement as a transaction described in Treas. Reg. Sections 31.3121(a)(1)-1(b)(2) and 31.3306(b)(1)-1(b)(2).


                                   ARTICLE VI
                                   TAX MATTERS

         6.1     ALLOCATION OF PURCHASE PRICE.

                 (a) The Cash Purchase Price (plus Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code and the regulations thereunder) shall be allocated among the Purchased Assets in a manner to be determined by the Seller. The Seller and the Buyer agree to use the allocations determined pursuant to this Section 6.1(a) for all tax purposes, including, without limitation, those matters subject to Section 1060 of the Code and the regulations thereunder.

                 (b) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each Party shall deliver to the other Party a copy of its Form 8594.

6.2 TRANSFER TAXES. In addition to all other amounts payable by the Buyer under this Agreement, all sales, use, transfer, excise, value-added, excise, registration, documentary, stamp, or other similar Taxes (including all applicable real estate transfer or gains Taxes), and all recording and filing fees that may be imposed by reason of the transactions contemplated in this Agreement shall be borne and paid by the Buyer, and the Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such Taxes and fees.


                                  ARTICLE VII
                            COVENANTS AND AGREEMENTS

         7.1     CONDUCT OF THE BUSINESS.

                 (a) Except to the extent specifically required by this Agreement or with the prior written consent of the Buyer, from the date hereof until the Closing Date, the Seller shall conduct the Business in the ordinary course consistent with past practice and shall use its reasonable efforts to, and cause the Seller Subsidiaries to, preserve intact the business organizational and relationships with third parties.

                 (b) From the date hereof until the Closing Date, without the prior written consent of the Buyer, the Seller shall not make any Seller Restricted Payments.

                 (c) Notwithstanding clause (a) of this Section 7.1 and without limiting the obligations of the Buyer set forth in Article V (Employee Matters), at any time the Seller may discuss any Benefit Plan that is a single employer plan subject to Title IV of ERISA (a "TITLE IV PLAN") with the Pension Benefit Guaranty Corporation (the "PBGC") and take whatever action may be required by the PBGC, including, without limitation, terminating and funding in full with the Company's cash in the Accounts the Title IV Plan in order for the PBGC to not object to the consummation of the transactions contemplated by the Transaction Documents and/or the transfer of any Title IV Plan to the Buyer or any Subsidiary or Affiliate of the Buyer described in Section 5.2 (a).

         7.2     NO SOLICITATION.

                 (a) From the date of this Agreement until the Closing Date or the termination of this Agreement in accordance with Article X, except as specifically permitted in Section 7.2(c), 7.2(e) or 7.2(g), the Seller shall not, nor shall it authorize or permit any Seller Subsidiary or any of their respective officers, directors, representatives, advisors or agents to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, offers or proposals that constitute, or are reasonably likely to lead to, any Acquisition Proposal; (ii) engage in discussions or negotiations with, furnish or disclose any information relating to the Seller or any Seller Subsidiary to, or in response to a request therefor, give access to the Purchased Assets or the books and records of the Seller or any Seller Subsidiary to, any Person that has made or, to the knowledge of the Seller, may be considering making any Acquisition Proposal or otherwise in connection with an Acquisition Proposal; (iii) approve any Acquisition Proposal; (iv) enter into any agreement in principle, arrangement, understanding or contract relating to any Acquisition Proposal; or (v) take any other action inconsistent with the obligations of the Seller under this Section 7.2.

                 (b) For purposes of this Agreement, "ACQUISITION PROPOSAL" means any contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the Seller) relating to (i) a merger, consolidation, or other business combination involving the Seller or any Seller Subsidiary engaged actively in the Business, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Purchased Assets (including the capital stock of (or other ownership interest in) any Seller Subsidiary), or (iii) a purchase or sale of equity securities of the Seller, in a single transaction or series of related transactions, representing 50% or more of the voting power of the capital stock of the Seller, including by way of a tender offer or exchange offer in connection with any acquisition by the Seller or any Seller Subsidiary in each case other than the transactions contemplated by this Agreement.

                 (c) Except with respect to Persons (other than a Losing Bidder) with respect to which Seller and Seller Board have heretofore taken the actions required by Section 7.2(e)(i), the Seller shall, and shall cause each Seller Subsidiary and instruct its advisors, agents and representatives to, immediately cease any existing solicitations, discussions, negotiations or other activity with any Person being conducted as of the date hereof with respect to any Acquisition Proposal. The Seller shall promptly inform its advisors, agents and representatives of the Seller's obligations under this Section 7.2.

                 (d) The Seller shall promptly (and not more than 24 hours after receipt) notify the Buyer after receipt of (i) any Acquisition Proposal or indication that any Person (other than a Losing Bidder) is considering making an Acquisition Proposal, (ii) or any request for information relating to the Seller or any Seller Subsidiary that the Seller reasonably believes could lead to an Acquisition Proposal or (iii) any request for access to the Purchased Assets or the books and records of the Seller or any Seller Subsidiary that the Seller reasonably believes could lead to an Acquisition Proposal. The Seller shall provide the Buyer promptly with the identity of such Person (which in no event shall be a Losing Bidder), a detailed description of such Acquisition Proposal, indication or request and, if in writing, a copy of such Acquisition Proposal. The Seller shall keep the Buyer fully informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request.

                 (e) Subject to the Seller's compliance with the provisions of this Section 7.2, nothing in this Agreement shall prevent the Seller or the Seller Board (or any committee thereof) from:

                        (i) engaging in discussions or negotiations with, or furnishing or disclosing any information relating to the Seller or any Seller Subsidiary or, in response to a request therefor, giving access to the Purchased Assets or the books and records of the Seller or any Seller Subsidiary to, any Person (other than a Losing Bidder) who has made a bona fide written and unsolicited Acquisition Proposal if the Seller Board determines that such Acquisition Proposal may result in a Superior Proposal, but only so long as (x) the Seller Board has acted reasonably and by a majority of the independent members of the Seller Board and (y) the Seller (A) enters into a confidentiality agreement with such Person on customary terms and conditions and (B) concurrently discloses or makes available the same information to the Buyer as it makes available to such Person;

                        (ii) subject to compliance with Section 7.2(e)(i), entering into a definitive agreement providing for the implementation of a Superior Proposal, but only so long as (A) the Seller Board, acting in good faith and by a majority of the independent members of the board of directors, has approved such definitive agreement, (B) the Seller Board has determined, after consultation with its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and (C) the Seller terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 10.1(e); or

                        (iii) taking and disclosing to the Seller's stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, or making any disclosure to the Seller's stockholders if, in the good faith judgment of the Seller Board, the failure so to disclose would be inconsistent with its obligations under any Applicable Law.

                 (f) For purposes of this Agreement, "SUPERIOR PROPOSAL" means an Acquisition Proposal for all or substantially all of the Purchased Assets, taken as a whole, which (i) is on terms and conditions more favorable from a financial point of view to the unaffiliated stockholders of the Seller than those contemplated by this Agreement and (ii) the conditions to the consummation of which are all reasonably capable of being satisfied in a timely manner.

                 (g) The Seller Board shall not (i) approve any Acquisition Proposal (other than the Buyer's) or Superior Proposal or (ii) enter into a contract relating to an Acquisition Proposal (other than the Buyer's) or Superior Proposal, unless the Seller terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 10.1(e). For the avoidance of doubt, in no event shall (x) the Seller or the Seller Board (or any committee thereof) have the right under this Section 7.2 to discuss, negotiate, entertain, accept or approve any Acquisition Proposal made by a Losing Bidder or to enter into an agreement with a Losing Bidder in respect of an Acquisition Proposal.

         7.3     DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                 (a) The Buyer agrees to indemnify the present and former directors, officers, employees and agents of the Seller and each Seller Subsidiary (each, an "INDEMNIFIED PERSON") to the fullest extent permitted by Applicable Law and hold them harmless from any Losses suffered or incurred by such Indemnified Persons with respect to all acts and omissions arising out of such Indemnified Persons' services as officers, directors, employees or agents of the Seller or any of the Seller Subsidiaries or as trustees or fiduciaries of any Benefit Plan, or otherwise on behalf of, the Seller or any Seller Subsidiary, occurring on or prior to the Closing Date, including the transactions contemplated by this Agreement and the Shareholder Litigation, to the same extent and in the same manner that any Indemnified Person has or would have had the benefit of any right to indemnification pursuant to the Dissolution Plan, the certificate of incorporation or by-laws or similar organizational documents of the Seller and each Seller Subsidiary as in effect on or prior to the Closing Date. The Buyer hereby covenants and agrees (i) not to amend, alter or waive in any adverse respect such right to indemnification as set forth in the certificate of incorporation or by-laws or similar organizational documents of each Seller Subsidiary for a period of not less than six years following the Closing Date and (ii) to notify the Trustees promptly of any claim, action, suit or proceeding against any Indemnified Person of which the Buyer has knowledge for which coverage may be available under any applicable policy of insurance.

                 (b) This Section 7.3 is intended for the benefit of, and to grant, third-party rights to, Persons entitled to indemnification hereunder, and each of such Persons shall be entitled to enforce the covenants contained in this Section 7.3.

         7.4     PUBLICITY; CONFIDENTIALITY(a)      .

                 (a) Prior to Closing, except as may be required by Applicable Law or the rules and regulations of the American Stock Exchange, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Buyer and the Seller.

                 (b) The Buyer shall, and shall cause its directors, officers, employees, agents and advisers to, maintain the confidentiality of all confidential information furnished to it by the Seller concerning the Business and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement.

         7.5 FEES AND EXPENSES. Each party shall be liable for the fees and expenses incurred by such party in connection with the transactions contemplated by this Agreement. On or immediately prior to the Closing, Seller shall pay the Seller Expenses using the cash in the Accounts.

         7.6     EFFORTS.

                 (a) The Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Contracts and such consents have not been obtained. The Buyer agrees the Seller shall not have any liability whatsoever to the Buyer arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any Contract as a result thereof. The Buyer further agrees that no representation, warranty or covenant of the Seller contained herein shall be breached or deemed breached and no condition of the Buyer shall be deemed not to be satisfied as a result of (i) the failure to obtain any consent or as a result of any such default, acceleration or termination or (ii) any litigation commenced or threatened by or on behalf of any Persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination.

                 (b) With respect to any Contracts that may not be properly assigned to the Buyer because of the failure to obtain a required consent ("NONTRANSFERABLE CONTRACTS"), the Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any Losses that the Seller may have in connection with such Nontransferable Contracts as a result of the transactions contemplated by this Agreement.

                 (c) With respect to any Nontransferable Contract with respect to which the Seller and the Buyer are unable to obtain a separate agreement between the Buyer and the other party or parties, the Buyer shall have the right to require that the Seller use reasonable efforts to perform any such Nontransferable Contract, to the extent it relates to the Business, as agent for and for the account of the Buyer, for a period up to one month following the Closing Date; PROVIDED, that the Buyer shall reimburse, indemnify and hold the Seller harmless for any and all costs, expenses, losses and liabilities incurred by the Seller in connection with taking such action.

         7.7 DISSOLUTION. On the earlier of (a) the Liquidation Date or (b) the day immediately prior to the Closing Date, the Seller shall file a certificate of dissolution of the Seller with the Secretary of State of the State of Delaware in accordance with Section 275 of the Delaware General Corporation Law, and if the applicable date referenced above is the Liquidation Date, the Seller shall, immediately following the filing of such certificate of dissolution (i) transfer and assign to the Trustees all of the Purchased Assets, the Excluded Assets and all of the Seller's rights and interests in and to this Agreement, (ii) transfer and assign to the Trustees all of the Assumed Liabilities and all of the Seller's covenants, agreements and other obligations under this Agreement and (iii) cause the Trustees to execute and deliver to the Buyer an instrument, in form and substance satisfactory to the Buyer (the "TRUST ASSUMPTION AGREEMENT"), containing the following representations, warranties and agreements of the Trustees and the Trust: (A) that the Trustees have fully and lawfully succeeded to all right, title and interest of the Seller in and to the Purchased Assets, the Excluded Assets and the Assumed Liabilities, (B) all representations, warranties, covenants, agreements and other obligations of any kind or nature of, and applicable references to, the Seller contained in, or otherwise under, this Agreement and the other Transaction Documents (including, without limitation, the agreements, representations and warranties of, and applicable references to, the Seller set forth in Sections 2.1, 2.2, 2.5, 3.2 through 3.6, 7.13 and 8.2) are (x) the representations, warranties, covenants, agreements and obligations of, and shall include references to, the Trustees and the Trust to the full extent as if the Trustees and the Trust were the Seller and a party hereto, and (y) repeated and made by the Trustees and the Trust as of the Liquidation Date, (C) that the consummation by the Buyer and the Trustees and the Trust of the transactions contemplated hereby will not conflict with the trust agreement of the Trust or the Dissolution Plan, has been approved by the Trustees and will have the same legal force and effect as if such transactions were consummated by the Seller and the Buyer, and (D) that the Trust is a Trust duly formed, validly existing and in good standing under the laws of the State of Delaware; each of the Trustees and the Trust has all requisite power, legal right and authority to execute and deliver each Transaction Document to which it is a party, and to perform fully its obligations under the Transaction Documents to which it is a party; and the Trustees and the Trust have all requisite trust power and lawful authority to own, lease and operate the Business and its assets.

         7.8 BULK SALES LAWS. The Buyer hereby waives compliance by the Seller with the provisions of "bulk sales" or similar laws of any state with respect to the transactions contemplated hereby.

         7.9 BUYER RESTRICTED PAYMENTS AND LOAN PAYMENTS. Without the Seller's prior written consent, prior to the three year anniversary of the Closing Date; the Buyer shall not make any (i) Buyer Restricted Payments or (ii) payments of principal on the Loan; provided however that the Buyer shall not be precluded from making any such payment during such three year period, if after making any such payment, the Buyer has a net worth equal to at least $10 million.

         7.10 MARKETABLE SECURITIES. At least three Business Days prior to the

Closing, Seller shall sell and liquidate for cash all marketable securities owned by it and the Seller Subsidiaries and shall deposit the net proceeds therefrom into the Accounts.

         7.11 CHANGE OF NAME. As soon as practicable after the Closing Date but in any event prior to December 31, 2005, the Seller shall take all action necessary to change its corporate name to a name that is not (and that is not confusingly similar to) "FAB Industries, Inc.," and does not include the "FAB" name in any form, it being the intent of the parties hereto that from and after the Closing Date, the Buyer or any of its Affiliates will have the sole and exclusive right as against the Seller and any of its Affiliates to conduct business under the "FAB" name and that the Buyer or any of its Affiliates may commence doing so at the time of the Closing.

         7.12 WIND-DOWN CASH. Promptly following the final liquidation of the Seller, the Seller shall refund to the Buyer any excess Wind-Down Cash not used by Seller to pay its liquidation expenses following the Closing.

         7.13. ADDITIONAL ASSURANCES. Following the Closing, the Seller shall take all such actions as may be reasonably requested by the Buyer to further effectuate the provisions of this Agreement and the other Transaction Documents to fully vest in the Buyer all right, title and interest of the Seller in and to the Purchased Assets.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO THE OBLIGATION OF THE SELLER TO CLOSE. The obligation of the Seller to complete the sale provided for in this Agreement or otherwise consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Seller pursuant to Section 11.6.

                 (a) REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties of the Buyer contained in Article IV shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) at and on the Closing Date, as if made at and on such date.

                 (b) COVENANTS. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date.

                 (c) CLOSING DELIVERIES. The Buyer shall have made all the deliveries to the Seller set forth in Section 9.3

                 (d) SHAREHOLDER LITIGATION. The terms of the settlement for the Shareholder Litigation as set forth in the Memorandum of Understanding shall have been finally approved by the Court of Chancery of the State of Delaware (the "COURT").

                 (e) SUFFICIENT FUNDS. The Buyer shall have provided evidence to the Seller that the Loan has been made to the Buyer, so that following the Closing, the Buyer will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to satisfy the Assumed Liabilities in full and in accordance with their terms.

         8.2 CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE. The obligation of the Buyer to complete the purchase provided for in this Agreement or otherwise consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Buyer pursuant to Section 11.6.

                 (a) REPRESENTATION AND WARRANTIES. The representations and warranties of the Seller contained in Article III shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) at and on the Closing Date, as if made at and on such date.

                 (b) COVENANT AND AGREEMENTS. The Seller shall have performed and complied in all material respects with all of its covenants and agreements set forth herein that are required to be performed by the Seller on or before the Closing Date.

                 (c) CLOSING DELIVERIES. The Seller shall have made all the deliveries to the Buyer set forth in Section 9.2.

                 (d) SHAREHOLDER LITIGATION.(e) The terms of the settlement for the Shareholder Litigation as set forth in the Memorandum of Understanding shall have been finally approved by the Court.


                                   ARTICLE IX

                         CLOSING AND CLOSING DELIVERIES

         9.1 CLOSING. The closing of the sale and purchase of the Purchased Assets and other transactions contemplated hereby (the "CLOSING") shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, in New York, New York on the second Business Day following the date on which all of the conditions set forth in Articles VIII (other than those conditions that can only be satisfied at the Closing) shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date as the Buyer and Seller may mutually agree in writing. The date upon which the Closing occurs is referred to as the "CLOSING DATE."

         9.2 DELIVERIES BY THE SELLER(a) . On the Closing Date, the Seller shall deliver to the Buyer the following, in form and substance reasonably satisfactory to the Buyer and its counsel:

                 (a) a certificate of the Seller, executed by an authorized representative of the Seller, dated as of the Closing Date, certifying that the conditions to Closing set forth in Section 8.2(a) and Section 8.2(b) have been satisfied;

                 (b)    physical possession and control of the Purchased Assets;

                 (c) a wire transfer of all cash amounts in the Accounts at Closing in excess of the Retained Cash in accordance with the wire transfer instructions designated by the Buyer two Business Days prior to the Closing Date;

                 (d) a certificate of the Seller, executed by an authorized representative of the Seller, certifying (i) the Seller Board (after receiving the unanimous favorable recommendation of the Special Committee) has unanimously approved the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (with copies of the resolutions duly adopted by the Seller Board attached), and (ii) the incumbency of the officer or officers of the Seller signing the Transaction Documents;

                 (e)    a copy of the Fairness Opinion;

                 (f) fully executed stock powers in a form reasonably satisfactory to the Buyer and Seller with respect to the Seller Subsidiary Stock;

                 (g)    a duly executed Bill of Sale;

                 (h)    a duly executed Assignment and Assumption Agreement;

                 (i)    a duly executed Trademark Assignment Agreement;

                 (j) duly executed documents necessary to transfer the Accounts to the Buyer; and

                 (k) such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         9.3 DELIVERIES BY THE BUYER. On the Closing Date, the Buyer shall deliver to the Seller the following, in form and substance reasonably satisfactory to the Seller and its counsel:

                 (a) a certificate of the Buyer, executed by an authorized representative of the Buyer, dated as of the Closing Date, certifying that the conditions to Closing set forth in Section 8.1(a) and Section 8.1(b) have been satisfied;

                 (b)    a duly executed Assignment and Assumption Agreement;

                 (c) a wire transfer of any cash amounts payable by the Buyer pursuant to the proviso in Section 2.4; and

                 (d) such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.


                                   ARTICLE X
                            TERMINATION OF AGREEMENT

         10.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                 (a) at any time on or prior to the Closing Date, by mutual written consent of the Seller and the Buyer;

                 (b) at the election of the Seller or the Buyer by written notice to the other Party after 5:00 p.m., New York time, on December 31, 2005, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Seller and the Buyer; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                 (c) at the election of the Seller, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Buyer contained in this Agreement, which breach has not been cured within thirty (30) days of notice to the Buyer of such breach; or

                 (d) at the election of the Buyer, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Seller contained in this Agreement, which breach has not been cured within thirty (30) days notice to the Seller of such breach.

                 (e) at the election of the Seller, if a majority of the independent members of the Seller Board approves, and authorizes the Seller to enter into, and the

Seller concurrently with such termination enters into, a definitive agreement, arrangement or contract providing for the implementation of a Superior Proposal, but only so long as:

                        (i) the Seller not then and has not been in breach of any of its obligations under Section 7.2;

                        (ii) the Seller Board shall have authorized the Seller, subject to complying with the terms and conditions of this Agreement, to enter into a binding written agreement concerning such Superior Proposal and the Seller notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice;

                        (iii) during the three Business Day period following the Buyer's receipt of such notice, (A) the Seller shall have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), and shall have instructed its respective financial and legal advisors to have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), the Buyer to make adjustments in the terms and conditions of this Agreement, and (B) the Seller Board shall have concluded, after considering the results of such negotiations and the revised proposals made by the Buyer, if any, that any Superior Proposal giving rise to such notice continues to be a Superior Proposal; and

                        (iv) such termination occurs within seven Business Days following the three Business Day period referred to in Section 10.1(e)(iii).

         10.2 NOTICE OF TERMINATION. Any Party desiring to terminate this Agreement pursuant to this Article X shall give notice of such termination to the other Party.

         10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article X, it shall become void and of no further force and effect, with no liability on the part of any Party to this Agreement (other than Sections 7 and 10.3), PROVIDED, HOWEVER, that nothing herein shall relieve any Party from liability for its willful breach of this Agreement prior to the termination of this Agreement.

         10.4    EXPENSES FOLLOWING TERMINATION(a)  .

                 (a) Except as set forth in this Section 10.4, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 7.5.

                 (b) If this Agreement is terminated by the Seller pursuant to Section 10.1(e), promptly (and in any event no later than three Business
Days) following such termination, the Seller shall pay, or cause to be paid, to the Buyer by wire transfer of immediately available funds the sum of (x) an amount equal to 3% of the Assumed Liabilities (as determined in good faith on the date of the termination of this Agreement by the Board or any committee thereof) (the "TERMINATION FEE") PLUS (x) an amount equal to the Buyer Expenses. For purposes of this Agreement, "BUYER EXPENSES" means all documented out-of-pocket costs and expenses not to exceed $150,000 in the aggregate incurred or paid by or on behalf of the Buyer in connection with or related to authorization, preparation, negotiation, investigation, execution and performance of this Agreement.

                 (c) If this Agreement is terminated by (i) the Seller pursuant to Section 10.1(e) or (ii) the Buyer pursuant to Section 10.1(d), promptly (and in any event no later than three Business Days) following such termination, the Seller shall pay, or cause to be paid, to the Buyer by wire transfer of immediately available funds an amount equal to the Good Faith Deposit. If this Agreement is terminated by either the Seller or the Buyer for any reason, other than pursuant to Section 10.1(e) or Section 10(d), the Seller shall retain the Good Faith Deposit.

                 (d) The Seller acknowledges that (i) the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement and (ii) without these agreements, the Buyer would not have entered into this Agreement.

                 (e) Any payment of the (i) Termination Fee, (ii) the Good Faith Deposit and (iii) Buyer Expenses pursuant to this Section 10.4 shall serve as full liquidated damages in respect of any breach of this Agreement by the Seller and the Buyer hereby waives all claims against the Seller in respect of the breach or breaches occasioning the payment pursuant to this Section 10.4.



                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

                 (a) None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except that (i) the representations and warranties in Section 4.8 and Section 4.9 shall survive indefinitely and (ii) those covenants which by their terms apply in whole or in part after the Closing (including the covenants of the Buyer set forth in Article V, Article VI and Section 11.2) shall survive the Closing.

                 (b) Without limiting the foregoing, the Buyer agrees that after the Closing Date, it shall not have any right to make any claim against the Seller, the Trust, the Trustees or any other Person, whether based on the provisions of this Agreement, the other Transaction Documents or otherwise, arising out of the transactions contemplated by this Agreement, the Other Transaction Documents or the Shareholder Litigation. In furtherance of the foregoing, the Buyer hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it may have against the Seller, the Trust and the Trustees relating to the Shareholder Litigation, the subject matter of this Agreement, the Trust Assumption Agreement and the other Transaction Documents arising under or based upon any Applicable Law. The Buyer further acknowledges and agrees that it shall have no claim with respect to any information, documents or materials furnished by the Seller or its representatives or any other Person or any of their officers, directors, employees, agents or advisors, including any information, (or any reliance thereon) documents or material made available to the Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement or the other Transaction Documents.

                 (c) It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, in any other Transaction Document or in the Trust Assumption Agreement, it is the express intent of the parties hereto that from and after the Closing (i) all Assumed Liabilities shall be the sole and exclusive obligation and liability of the Buyer and not of the Seller, the Trust or any Trustee, (ii) none of the Seller, the Trust or any Trustee shall have any obligation or liability with respect to any Assumed Liability and (iii) the Buyer shall have no recourse of any kind (whether at law, in equity or otherwise) against the Seller, the Trust or any Trustee for any matter relating to this Agreement, any other Transaction Document, the Trust Assumption Agreement, the Purchased Assets, the Business or the Shareholder Litigation. Every provision of this Agreement, each other Transaction Document and the Trust Assumption Agreement shall be construed so as to carry out the foregoing intent of the parties hereto.

         11.2    INDEMNIFICATION.

         The Buyer shall indemnify the Seller and its officers, directors, employees and agents (each, a "SELLER INDEMNIFIED PARTY" and collectively, the "SELLER INDEMNIFIED PARTIES") against and hold them harmless from any Losses suffered or incurred by any such Seller Indemnified Party based upon or arising out of (i) any breach of any covenant or agreement of the Buyer contained in this Agreement or any other Transaction Documents, (ii) any failure of the Buyer to pay, discharge or perform any of the Assumed Liabilities in full and in accordance with their terms, (iii) any failure to comply with any "bulk sales laws" applicable to the transactions contemplated hereby and (iv) the operation of the Business or the use of the Purchased Assets whether prior to or after the Closing Date.

         11.3    PROCEDURES RELATING TO INDEMNIFICATION.

                 (a) In order for a Person (the "INDEMNITEE") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnitee (a "THIRD PARTY CLAIM"), such Indemnitee must notify the Buyer in writing (the "INDEMNIFICATION NOTICE"), and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnitee of notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Buyer shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Buyer, within five business days after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                 (b) If a Third Party Claim is made against an Indemnitee, the Buyer shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor (at the time it elects to assume the defense of such Third Party Claim, which shall be not later than 30 days after the date of the Indemnification Notice), to assume the defense thereof with counsel selected by the Buyer and reasonably satisfactory to the Indemnitee. Should the Buyer so elect to assume the defense of a Third Party Claim, the Buyer shall (i) except as otherwise provided in this Section 11.3, not be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof and (ii) keep the Indemnitee fully and timely informed of all material developments with respect to such Third Party Claim and shall deliver to the Indemnitee, within ten days after the Buyer's receipt thereof, copies of all notices and documents (including court papers) received by the Buyer with respect to such Third Party Claim. If the Buyer assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Buyer, it being understood, however, that the Buyer shall control such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel (reasonably acceptable to the Buyer) at the Buyer's expense and to control its own defense of such Third Party Claim if in the reasonable opinion of counsel to the Indemnitee a conflict or potential conflict exists between the Buyer and the Indemnitee that would make such separate representation advisable. The Buyer shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Buyer has not assumed the defense thereof. If the Buyer chooses to defend any Third Party Claim, all the parties hereto shall use commercially reasonable efforts to cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Buyer's request) the provision to the Buyer of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Buyer shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Buyer's prior written consent (which consent shall not be unreasonably withheld). The Buyer shall not admit any liability with respect to or settle any Third Party Claim on behalf of Seller without the Seller's prior written consent (which consent shall not be unreasonably withheld).

         11.4 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by facsimile transmission, by an internationally recognized courier service or by personal delivery:

         if to the Seller:

                   FAB Industries, Inc.
                   P.O. Box 483
                   Canal Street Station
                   New York, NY 10013

                   with a copy to:

                   Paul, Weiss, Rifkind, Wharton & Garrison LLP
                   1285 Avenue of the Americas
                   New York, NY 10019-6064
                   Facsimile:  (212) 757-3990
                   Attention:  James M. Dubin, Esq.

         if to the Buyer:


                   SSJJJ Manufacturing Co., LLC
                   c/o Steven Myers
                   200 Madison Avenue
                   New York, N.Y.  10016

                   with a copy to:

                   Feldman Weinstein LLP
                   420 Lexington Avenue
                   New York, New York 10170
                   Attn:  Saul H. Finkelstein, Esq.
                   Telecopy: (212) 997-4242

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by courier service; and when receipt is mechanically acknowledged, if sent by facsimile transmission. Any Party may by notice given in accordance with this Section 10.1 designate another address or Person for receipt of notices hereunder.

         11.5 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties. The Buyer may not assign any of its rights under this Agreement or the other Transaction Documents to any other Person ;provided that Buyer may assign its rights under this Agreement and the Transaction Documents to a corporation wholly-owned by Steven Myers and Samuel Hiatt (and not any significant shareholder of the


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

Seller) ("Newco") upon receipt of a revenue ruling issued by the Internal Revenue Service that the capitalization of Newco and the closing of the transactions contemplated by this Agreement by Newco as the buyer will not result in the recharacterization of the tax treatment of any liquidating distributions made by the Seller under the Dissolution Plan. Except as provided in Article V (Employee Matters), Section 7.3 (Directors' and Officers' Indemnification and Insurance), Section 7.7 (Dissolution) and Section 11.2 (Indemnification), no Person other than the Parties and their successors and permitted assigns is intended to be a beneficiary of this Agreement, provided that the parties acknowledge and agree that that the Trust is a successor to the Seller.

         11.6    AMENDMENT AND WAIVER.

                 (a) No failure or delay on the part of the Seller, or the Buyer in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties at law, in equity or otherwise.

                 (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all the Parties and (ii) only in the specific instance and for the specific purpose for which made or given.

         11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.8 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF.

         11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Party hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be instituted in the federal or state courts located in New York, New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the


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

mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 11.5.

         11.11 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         11.12 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         11.13 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.



                  [Remainder of Page Intentionally Left Blank]




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


                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.



                                      SSJJJ MANUFACTURING CO., LLC


                                      By: /s/ Steven Myers
                                          -------------------------------------
                                          Name:  Steven Myers
                                          Title: Managing Member





                                      FAB INDUSTRIES, INC.


                                      By: /s/ Samson Bitensky
                                          -------------------------------------
                                          Name:  Samson Bitensky
                                          Title: Chairman of the Board and CEO





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